EXHIBIT 5.1


WERBES SASGES & COMPANY
BARRISTERS AND SOLICITORS
A Law Partnership                           1111 WEST HASTINGS STREET, SUITE 708
=========================                   VANCOUVER, BC, CANADA  V6E 2J3

                                            TELEPHONE:   (604) 669-3233
                                            TELECOPIER:  (604) 689-4626
                                            E-MAIL:       WSLaw@wsevan.bc.ca
                                                          ------------------

January 24, 2001

iQ Power Technology Inc.
Suite 708-A, 1111 West Hastings Street
Vancouver, BC
V6E 2J3

Dear Sirs:

                          Re: Registration on Form S-8
--------------------------------------------------------------------------------

We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of iQ Power Technology Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 46,000 common shares, without par value (the "Shares"), issuable pursuant to the iQ Power Technology Inc. 1998 Stock Option Plan, as amended (the "Plan") to participants in the Plan (the "Participants").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

Based on the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that the Shares have been duly authorized for issuance and, when issued, delivered and sold by the company and paid for by the Participants, pursuant to the terms of the Plan, will constitute duly authorized and validly issued fully paid and nonassessable common shares of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.


Yours truly,

WERBES SASGES & COMPANY


/s/ Kjeld Werbes
Kjeld Werbes